UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RENNOVA HEALTH, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	68-0370244
(STATE OF OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 South Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Warrants to purchase Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box . ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                333-211515

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

Item 1.                                Description of Registrant’s Securities to be Registered.

The description of the common stock and warrants of Rennova Health, Inc. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-211515), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.                                Exhibits.

3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013).
3.2	Restated Bylaws of Tegal Corporation (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on November 3, 2006).
3.3	Certificate of Amendment to Certificate of Incorporation of CollabRx, Inc., filed November 2, 2015 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on November 6, 2015).
3.4	Certificate of Designation for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on November 6, 2015).
3.5	Certificate of Designation for Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K filed with the SEC on November 6, 2015).
3.6

Certificate of Amendment to Certificate of Incorporation of Rennova Health, Inc., filed March 9, 2016 (incorporated by reference to Exhibit 3.6 of the Registrant's Annual Report on Form 10-K filed with the SEC on April 19, 2016).

3.7	Certificate of Designation for Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on December 30, 2015).
3.8	Form of Certificate of Designation for Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 of the Registrant's Registration Statement on Form S-1 (File No. 333-211515) filed with the SEC on July 12, 2016).
3.9	Form of Certificate of Designation for Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.9 of the Registrant's Registration Statement on Form S-1 (File No. 333-211515) filed with the SEC on July 12, 2016).
4.1	Form of Warrant (incorporated by reference to Exhibit 4.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-211515) filed with the SEC on July 12, 2016).
4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-208157) filed with the SEC on December 17, 2015).
4.3	Warrant Agency Agreement, dated as of December 30, 2015, between Rennova Health, Inc. and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A (Form of Warrant attached thereto as Exhibit A) (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the SEC on December 30, 2015).
4.4	Form of Warrant in connection with the Exchange Agreements, dated July 11, 2016 (incorporated by reference to Exhibit 4.8 of the Registrant's Registration Statement on Form S-1 (File No. 333-208157) filed with the SEC on July 12, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 12, 2016	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
		Name:	Seamus Lagan
		Title:	Chief Executive Officer and President